As filed with the Securities and Exchange Commission on February 5, 2002

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          FINANCIAL INSTITUTIONS, INC.
             (exact name of registrant as specified in its charter)

        NEW YORK                                                16-0816610
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                   220 Liberty Street, Warsaw, New York 14569
               (Address of Principal Executive Offices) (Zip Code)

                     FINANCIAL INSTITUTIONS INC. 401(k) PLAN
                           (Full title of the Plan(s))

                                Peter G. Humphrey
                      President and Chief Executive Officer
                          Financial Institutions, Inc.
                               220 Liberty Street
                             Warsaw, New York 14569
                                 (585) 786-1100
                            Facsimile (585) 786-1108
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                              Bruce J. Baker, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1000
                            Facsimile (585) 263-1600
________________________________________________________________________________
Proposed          Proposed
Title of          Maximum            Maximum
Securities        Offering           Aggregate       Amount of
to be             Amount to be       price per       Offering       Registration
Registered(1)     Registered(1)       share           Price            Fee
-------------     -------------      ----------      ----------     ------------
Indeterminate         N/A               N/A             N/A            N/A

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Further, pursuant to Rule 457(h)(2), no registration fees are required to register such indeterminate amount of interests.

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                                      -2-

                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents which have been filed by Financial Institutions, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission on March 29, 2001.

2) The Registrant's proxy statement with respect to the Registrant's 2001 annual meeting filed with the SEC on April 24, 2001.

3) The description of the Registrant's common stock contained in the Registration Statement on form S-1 (file no. 333-76865) filed June 25, 1999.

4) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed with the Commission on May 15, 2001.

5) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the Commission on August 14, 2001.

6) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 filed with the Commission on November 14, 2001.

7) The Registrant's Reports on Form 8-K filed with the Commission on May 11, 2001 and the Registrant's report on Form 8-K/A filed with the Commission on July 16, 2001.

8) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The New York Business Corporation Law (the "BCL") provides that if a derivative action is brought against a director or officer of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her, in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the corporation. In a nonderivative action or threatened action, the BCL provides that a corporation may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

     Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

     The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

     Article V, Section I of the Company's By-Laws contains provisions requiring indemnification by the Company of its directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Company or of certain other entities in accordance with Sections 722-723 of the BCL.

     Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. Financial Institutions maintains insurance coverage under which its directors and officers are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts as defined in the policy, in their respective capacities as directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

          (a) See Exhibit Index.

          (b) The 401(k) Plan has been submitted to the Internal Revenue Service ("IRS") in a timely manner, and the Registrant undertakes to submit to the IRS in a timely manner any amendments to the 401(k) Plan under the Internal Revenue Code and had made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 with respect to the 401(k) Plan) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securities holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of New York, on the 30th day of January, 2002.

                                        FINANCIAL INSTITUTIONS, INC.




                                        /s/Peter G. Humphrey
                                        -------------------------------
                                        Peter G. Humphrey
                                        President and Chief Executive Officer

                                        January 30, 2002

                                POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Peter G. Humphrey, John R. Koelmel and Ronald A. Miller, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing advisable or necessary to be done in connection with or relating to the offering covered by this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



Signature                Title                                         Date
----------               ------                                        ----

/s/Peter G. Humphrey
---------------------    Director, President                   January 30, 2002
Peter G. Humphrey        and Chief Executive Officer
                         (Principal Executive Officer)

/s/John R. Koelmel
---------------------    Director and Chief                    January 30, 2002
John R. Koelmel          Administrative Officer


/s/Ronald A. Miller
---------------------    Senior Vice President                 January 30, 2002
Ronald A. Miller         and Chief Financial Officer
                         (Principal Financial and
                         Accounting Officer)


/s/Randolph C. Brown
---------------------    Director and Senior                   January 30, 2002
Randolph C. Brown        Vice President

/s/Jon J. Cooper
---------------------    Director and Senior                   January 30, 2002
Jon J. Cooper            Vice President

/s/Thomas L. Kime
---------------------    Director and Senior                   January 30, 2002
Thomas L. Kime           Vice President

/s/Douglas McCabe
---------------------    Director and Senior                   January 30, 2002
Douglas McCabe           Vice President

/s/Barton P. Dambra
---------------------    Director                              January 30, 2002
Barton P. Dambra


---------------------    Director                              January 30, 2002
W. J. Humphrey, Jr.

/s/Samuel M. Gullo
---------------------    Director                              January 30, 2002
Samuel M. Gullo

/s/H. Jack South
---------------------    Director                              January 30, 2002
H. Jack South


---------------------    Director                              January 30, 2002
John R. Tyler


---------------------    Director                              January 30, 2002
Bryan G. VonHahmann


---------------------    Director                              January 30, 2002
James H. Wykcoff

                                  EXHIBIT INDEX
Exhibit
 No.         Description                               Location
------      --------------                            -----------

4.1          Amended and Restated                  Contained in Exhibit 3.1 of
             Certificate of Incorporation          the Registrant's Registration
                                                   Statement on Form S-1 dated
                                                   June 25, 1999 (File No.
                                                   333-76865)

4.2          401(k) Plan                           Filed Herewith

23.1         Consent of KPMG LLP                   Filed Herewith
             independent accountants

24.1         Power of Attorney                     Included in Part II
                                                   of this Registration
                                                   Statement